NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces Fiscal 2013 3rd Quarter & Nine Month Earnings Report

Total Assets Double, 3rd Quarter Revenues Increase 22%

7th Straight Quarter of $1.5 Million of Net Income

MELVILLE, NEW YORK, May 15, 2013 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its 3rd quarter fiscal 2013 and nine month financial results today, for the period ended March 31, 2013. The Company’s two industry segments are: Development, manufacturing and servicing of the UPRIGHT® Multi-Position™ MRI, and management of 23 Stand-Up® MRI, (UPRIGHT® MRI) centers.

Third Quarter Highlights

During the quarter the Company’s subsidiary, HMCA, entered into an agreement with outside investors to acquire a 50.5% controlling interest in a newly formed limited liability company, Health Diagnostics Management, LLC (HDM). HMCA contributed $20.2 million to HDM and the group of outside investors contributed $19.8 million for its non-controlling membership interest.

On March 5, 2013, HDM purchased from Health Diagnostics, LLC and certain of its subsidiaries (HD), a business managing 12 Stand-Up® MRI centers and two other scanning centers located in the states of New York and Florida.

With the purchase of HD, the Company increased total assets to $73.3 million at March 31, 2013. This compares to total assets of $33.6 million at June 30, 2012, an increase of 118%. Meanwhile, total liabilities increased to $38.3 million at March 31, 2013 as compared to $22.5 million on June 30, 2012, an increase of 70%. Stockholder’s equity increased to $35.0 million at March 31, 2013 from $11.1 million on June 30, 2012, an increase of 216%.

FONAR continued on its surge of profitable quarters where net income was greater than $1.5 million, climbing to seven straight quarters. The Company has had 13 straight quarters of income from operations.

Revenues increased 22% to $11.6 million for the quarter ended March 31, 2013, an increase of 21% from $9.6 million for the preceding quarter ending December 31, 2012. The revenues for this quarter are the largest quarterly revenue since the Nation’s 2008 financial crisis. Approximately $2.8 million of revenue was from the acquisition of HD.

FONAR	Page 2 of 9

Statement of Operations Items

Net income for the quarters ended March 31, 2013 and March 31, 2012 was $1.6 million. Net income for the nine months ended March 31, 2013 was $5.0 million, as compared to $5.1 million for the nine-month period ended March 31, 2012. Net income for the quarter ended March 31, 2013 included only 3 weeks of the net income of HDM which was acquired on March 5, 2013.

Income from operations for the quarters ended March 31, 2013 and March 31, 2012, was $1.6 million. Income from operations for the nine months ended March 31, 2013, was $5.2 million, as compared to $5.3 million, for the nine-month period ended March 31, 2012.

Total revenues, for the quarter ended March 31, 2013, increased 22% to $11.6 million, as compared to the quarter ended March 31, 2012, when total revenues were $9.5 million. Total revenues, for the nine months ended March 31, 2013, increased 8% to $30.8 million, as compared to the nine months ended March 31, 2012, when total revenues were $28.5 million.

Basic net income per common share for the quarter ended March 31, 2013, was $0.17, as compared to $0.21 for the quarter ended March 31, 2012. Diluted net income per common share for the quarter ended March 31, 2013, was $0.17, as compared to $0.20 for the quarter ended March 31, 2012.

Basic net income per common share for the nine months ended March 31, 2013, was $0.61, as compared to $0.71 for the nine months ended March 31, 2012. Diluted net income per common share for the nine months ended March 31, 2013, was $0.60, as compared to $0.69 for the nine months ended March 31, 2012.

Revenues from the HMCA management and other fees segment which manages the FONAR UPRIGHT® Multi-Position™ MRI diagnostic imaging centers, increased 42% to $7.4 million for the three months ended March 31, 2013, from $5.2 million for the three-month period ended March 31, 2012. In addition, revenues from a new category called Patient Revenue – Net were $965,000. Patient revenue represents revenues generated by the acquisition of HD on March 5, 2013.

Costs related to HMCA management and other fees segment for the three months ended March 31, 2013, were $3.5 million. For the three-month period ended March 31, 2012, costs were $3.3 million. Costs related to patient revenue - net were $791,000 for the quarter ended March 31, 2013.

Balance Sheet Items

Total assets doubled for the quarter ended March 31, 2013 to $73.3 million, a 118% increase, as compared to $33.6 million at June 30, 2012.

Total liabilities at March 31, 2013 were $38.3 million, a 70% increase as compared to $22.5 million at June 30, 2012.

Total current assets at March 31, 2013 were $39.7 million, a 54% increase as compared to $25.9 million at June 30, 2012.

FONAR	Page 3 of 9

At March 31, 2013, total cash and cash equivalents were $9.2 million, as compared to $12.0 million at June 30, 2012. This $2.8 million reduction was primarily due to the $6.2 million used in the acquisition of HDM.

Total current liabilities at March 31, 2013 were $24.3 million, a 15% increase as compared to $21.1 million at June 30, 2012.

Significant Events

The Company will hold its annual meeting on June 24, 2013. Dr. Raymond Damadian, president and chairman of FONAR Corporation, has issued his annual shareholder letter which can be seen on the Company’s Web site at www.fonar.com/shareholder_letter.htm.

On March 5, 2013, the Company and its subsidiary, Health Management Corporation of American (HMCA), acquired a majority interest (50.5%) in a newly formed limited liability company, Health Diagnostics Management (HDM). Prior to the acquisition, HMCA was managing 11 STAND-UP® MRI diagnostic centers – 8 in New York and 3 in Florida, collectively completing 45,000 scans in 2012. In one giant step, HMCA grew by 14 MRI facilities under HMCA management - 10 in New York and 4 in Florida, 12 of them equipped with STAND-UP® MRIs. Those 14 centers completed 68,000 MRI scans in 2012. Together the two groups of centers completed 113,000 scans in 2012, a strong indicator of the patient throughput run rate that is expected for HMCA going forward.

During the third quarter, the Company installed a new FONAR UPRIGHT®, Weight-Bearing, Multi-Position™ MRI in Texarkana, Texas. The Company has now installed 157 UPRIGHT® Multi-Position™ MRI scanners and they have performed approximately 2.75 million UPRIGHT® MRI scans worldwide.

On May 1, 2013, the Company repaid a portion of the Class A Stockholders capital contribution in the amount of $1.2 million. The Company’s subsidiary, HMCA, now owns an 85% interest in Imperial Management Services.

Management Commentary

Dr. Raymond Damadian, M.D., president and chairman of Fonar Corporation, said: “The acquisition of HDM is expected to be a significant source of profitability. With this acquisition we doubled the assets of the Company and tripled our stockholder’s equity. Funds were obtained for the $40 million acquisition from a commercial bank at a low interest rate.”

“There are more reasons why this acquisition makes a lot of sense,” continued Dr. Damadian. By combining the resources of HMCA and HDM, we will enjoy the benefits of economies of scale, shared administrative and technical expertise and capabilities, and joint marketing strategies. HMCA’s 11 STAND-UP® MRIs together with HDM’s 12 form a network of 23 STAND-UP® MRIs, the largest in the world.”

“Of course, we’re not finished growing,” said Dr. Damadian. “We will continue to pursue additional management contracts, primarily in New York and Florida.”

FONAR	Page 4 of 9

“This past April 6th we held ‘Symposium 2013’ in New York City. The symposium was called ‘The Cranio-Cervical Syndrome (CCS): The Vulnerability of the Human Neck and Its Impact on Cerebrospinal Fluid (CSF) Flow’,” said Dr. Damadian. “There is a pandemic dimension of injuries of the neck and head, including 1.2 million whiplash injuries each year in the United States, and the principal purpose of Symposium 2013 was to bring the existence of this Cranio-Cervical Syndrome to the medical community and general populace. We will publish, before year-end, a monograph containing the complete presentation of the eight faculty who presented at the conference. We will also place their presentations online.”

“Our understanding of the Cranio-Cervical Syndrome (CCS) and the vulnerability of the human neck and its impact on cerebrospinal fluid (CSF) flow began with our research and findings on multiple sclerosis. On September 20, 2011, I and co-author, FONAR scientist David Chu, PhD., published a paper titled “The Possible Role of Cranio-Cervical Trauma and Abnormal CSF Hydrodynamics in the Genesis of Multiple Sclerosis," in the journal Physiological Chemistry and Physics and Medical NMR (Sept. 20, 2011, 41: 1-17), found at http://www.fonar.com/. With this new understanding of the role that cervical trauma plays in the etiology of disease, it is imperative to certify that the sustained neck or head injuries of professional athletes such as NFL football players, whiplash patients and others with severe neck trauma, have not resulted in any obstructions of CSF flow, which would eventually lead to the symptomatology we have reported as related to the Cranio-Cervical Syndrome,” said Dr. Damadian.

“The Company is fortunate to have as its flagship product the FONAR UPRIGHT® Multi-Position™ MRI,” continued Dr. Damadian. “This is truly a unique technology producing exquisite images in all positions of the body. It not only yields a whole new treasure of new medical applications in such calamitous medical categories as multiple sclerosis, and other dementia, but it also possesses the strong potential to provide fresh new insights into the debilitating chronic consequences of sports injuries, the current epidemic of automobile whiplash injuries, all spine injuries, and more diseases yet to be unearthed.”

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 157 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down only. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

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UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except shares and per share data)

(UNAUDITED)

ASSETS

Current Assets:	March 31, 2013	June 30, 2012
Cash and cash equivalents	$9,243	$12,032
Accounts receivable – net	4,993	5,095
Accounts receivable - related party	30	—
Medical receivables – net	4,513	—
Management and other fees receivable – net	14,820	3,782
Management and other fees receivable – related medical practices – net	2,396	1,311
Costs and estimated earnings in excess of billings on uncompleted contracts	488	1,129
Inventories	2,284	2,195
Current portion of notes receivable – net	118	116
Prepaid expenses and other current assets	837	206
Total Current Assets	39,722	25,866
Property and equipment – net	17,713	3,173
Notes receivable	192	276
Goodwill	1,667	—
Other intangible assets – net	12,796	3,835
Other assets	1,191	465
Total Assets	$73,281	$33,615

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except shares and per share data)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31,	June 30,
Current Liabilities:	2013	2012
Current portion of long-term debt and capital leases	$2,517	$1,854
Accounts payable	2,639	2,077
Other current liabilities	8,680	7,693
Unearned revenue on service contracts	5,681	5,475
Unearned revenue on service contracts - related party	28	—
Customer advances	4,763	3,881
Income tax payable	—	100
Total Current Liabilities	24,308	21,080
Long-Term Liabilities:
Accounts payable, non current	—	47
Due to related medical practices	231	229
Long-term debt and capital leases, less current portion	13,404	777
Other liabilities	362	401
Total Long-Term Liabilities	13,997	1,454
Total Liabilities	38,305	22,534

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(000's OMITTED, except shares and per share data)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY	March 31, 2013	June 30, 2012
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453,000 shares authorized at March 31, 2013 and June 30, 2012, 313,438 issued and outstanding at March 31, 2013 and June 30, 2012	—	—
Preferred stock $.001 par value; 567,000 shares authorized at March 31, 2013 and June 30, 2012, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500,000 shares authorized at March 31, 2013 and June 30, 2012, 5,977,905 and 5,912,905 issued at March 31, 2013 and June 30, 2012, respectively; 5,966,262 and 5,901,262 outstanding at March 31, 2013 and June 30, 2012, respectively	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227,000 shares authorized at March 31, 2013 and June 30, 2012, 158 issued and outstanding at March 31, 2013 and June 30, 2012	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567,000 shares authorized at March 31, 2013 and June 30, 2012, 382,513 issued and outstanding at March 31, 2013 and June 30, 2012	—	—
Paid-in capital in excess of par value	174,478	174,084
Accumulated other comprehensive loss	(15)	(20)
Accumulated deficit	(164,457)	(168,334)
Notes receivable from employee stockholders	(57)	(71)
Treasury stock, at cost - 11,643 shares of common stock at March 31, 2013 and June 30, 2012	(675)	(675)
Non controlling interests	25,701	6,096
Total Stockholders' Equity	34,976	11,081
Total Liabilities and Stockholders' Equity	$73,281	$33,615

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except shares and per share data)

	FOR THE THREE MONTHS ENDED MARCH 31,
REVENUES	2013	2012
Product sales – net	$416	$1,309
Service and repair fees – net	2,867	3,008
Service and repair fees – related parties - net	27	27
Patient revenue – net	965	—
Management and other fees – net	5,402	3,601
Management and other fees – related medical practices – net	1,965	1,571
Total Revenues – Net	11,642	9,516
COSTS AND EXPENSES
Costs related to product sales	498	962
Costs related to service and repair fees	819	891
Costs related to service and repair fees – related parties	8	8
Costs related to patient revenue	791	—
Costs related to management and other fees	2,606	2,390
Costs related to management and other fees – related medical practices	900	953
Research and development	381	315
Selling, general and administrative	3,774	2,224
Provision for bad debts	235	170
Total Costs and Expenses	10,012	7,913
Income From Operations	1,630	1,603
Interest Expense	(79)	(103)
Investment Income	55	53
Income Before Provision for Income Taxes	1,606	1,553
Provision for Income Taxes	25	—
Net Income	1,581	1,553
Net Income - Non Controlling Interests	505	261
Net Income - Controlling Interests	$1,076	$1,292
Net Income Available to Common Stockholders	$1,005	$1,206
Net Income Available to Class A Non-Voting Preferred Stockholders	$53	$64
Net Income Available to Class C Common Stockholders	$18	$22
Basic Net Income Per Common Share Available to Common Stockholders	$0.17	$0.21
Diluted Net Income Per Common Share Available to Common Stockholders	$0.17	$0.20
Basic and Diluted Income Per Share - Common C	$0.05	$0.06
Weighted Average Basic Shares Outstanding	5,937,096	5,836,229
Weighted Average Diluted Shares Outstanding	6,064,600	5,963,733
Weighted Average Basic Shares Outstanding – Class C Common	382,513	382,513
Weighted Average Diluted Shares Outstanding – Class C Common	382,513	382,513

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(000's OMITTED, except shares and per share data)

	FOR THE NINE MONTHS ENDED MARCH 31,
	2013	2012
REVENUES
Product sales – net	$2,536	$4,699
Service and repair fees – net	8,341	8,720
Service and repair fees – related parties - net	83	83
Patient revenue – net	965	—
Management and other fees – net	12,946	10,238
Management and other fees – related medical practices – net	5,895	4,712
Total Revenues – Net	30,766	28,452
COSTS AND EXPENSES
Costs related to product sales	2,457	3,608
Costs related to service and repair fees	2,579	2,572
Costs related to service and repair fees – related parties	26	24
Costs related to patient revenue	791	—
Costs related to management and other fees	7,013	6,462
Costs related to management and other fees – related medical practices	2,568	2,673
Research and development	1,031	938
Selling, general and administrative	8,338	6,261
Provision for bad debts	735	655
Total Costs and Expenses	25,538	23,193
Income From Operations	5,228	5,259
Interest Expense	(258)	(333)
Investment Income	174	178
Other (Expense) Income	(13)	55
Income Before Provision for Income Taxes	5,131	5,159
Provision for Income Taxes	152	21
Net Income	4,979	5,138
Net Income - Non Controlling Interests	1,103	796
Net Income - Controlling Interests	$3,876	$4,342
Net Income Available to Common Stockholders	$3,621	$4,051
Net Income Available to Class A Non-voting Preferred Stockholders	$190	$217
Net Income Available to Class C Common Stockholders	$65	$74
Basic Net Income Per Common Share Available to Common Stockholders	$0.61	$0.71
Diluted Net Income Per Common Share Available to Common Stockholders	$0.60	$0.69
Basic and Diluted Income Per Share-Common C	$0.17	$0.19
Weighted Average Basic Shares Outstanding	5,921,540	5,744,506
Weighted Average Diluted Shares Outstanding	6,049,044	5,872,010
Weighted Average Basic Shares Outstanding – Class C Common	382,513	382,513
Weighted Average Diluted Shares Outstanding – Class C Common	382,513	382,513